Exhibit 4.4

Execution Copy

CHESAPEAKE ENERGY CORPORATION

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO

as Subsidiary Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

____________________

SEVENTEENTH SUPPLEMENTAL INDENTURE

Dated April 1, 2013

to

Indenture dated as of August 2, 2010

____________________

$1,100,000,000

5.75% Senior Notes due 2023

TABLE OF CONTENTS

Page

ARTICLE 1	THE SECURITIES	2
Section 1.1	Form	2
Section 1.2	Title, Issuance	2
Section 1.3	Amount, Authentication	2
Section 1.4	Appointment of Series Trustee; Registrar and Paying Agent	2
Section 1.5	Guarantee of the Notes	3
Section 1.6	Defeasance and Discharge	3
Section 1.7	Redemption	3
ARTICLE 2	MISCELLANEOUS PROVISIONS	3
Section 2.1	Counterpart Originals	3
Section 2.2	Governing Law	3
Section 2.3	Severability	3
Section 2.4	Confirmation of Indenture	3

-i-

THIS SEVENTEENTH SUPPLEMENTAL INDENTURE dated as of April 1, 2013 (this “Supplemental Indenture”), is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), the Subsidiary Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Series Trustee”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Base Indenture (as defined below).

RECITALS:

WHEREAS, the Company and the Subsidiary Guarantors are parties to an Indenture, dated as of August 2, 2010 (the “Base Indenture,” as supplemented by the Fourteenth Supplemental Indenture dated as of March 18, 2013 and this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, bonds and other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Securities”), and the guarantee by each Subsidiary Guarantor of each such series of such Securities (the “Guarantee”);

WHEREAS, the Company, the Subsidiary Guarantors and the Series Trustee are parties to the Fourteenth Supplemental Indenture, dated as of March 18, 2013, pursuant to which the Company appointed the Series Trustee to serve, and the Series Trustee agreed to serve, as the Trustee under the Base Indenture with respect to one or more series of Securities to be issued on or after the date thereof, as designated by the Company with respect to each such series of Securities;

WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Indenture a new series of Securities designated the 5.75% Senior Notes due 2023 (the “Notes”), all of such Notes to be guaranteed by the Subsidiary Guarantors as provided in Article Ten of the Base Indenture;

WHEREAS, the Company desires to cause the issuance of the Notes pursuant to Sections 2.01 and 2.03 of the Base Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Securities of any series;

WHEREAS, the Company desires to appoint the Series Trustee to serve as the Trustee under the Base Indenture with respect to the Notes;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company and the Subsidiary Guarantors have requested that the Series Trustee join in the execution of this Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Base Indenture by or on behalf of the Series Trustee and duly issued by the Company, and the Guarantee of the Subsidiary Guarantors, when the Notes are duly issued by the Company, the legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, and to make this Supplemental Indenture a legal, valid and binding agreement of the Company and the Subsidiary Guarantors enforceable in accordance with its terms.

NOW THEREFORE, for and in consideration of the premises, the Company, the Subsidiary Guarantors and the Series Trustee hereby agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, the following provisions shall supplement the Base Indenture:

ARTICLE I
THE NOTES

Section 1.1 Form. The Notes and the Series Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Supplemental Indenture (the “Form of Note”). The terms and provisions contained in the Form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Series Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 1.2 Title, Issuance. The Notes shall be entitled the “5.75% Senior Notes due 2023”. The Notes shall be issued initially in the form of one or more Global Securities in definitive, fully registered form and shall be deposited on behalf of the purchasers of the Notes with the Series Trustee, at its principal corporate trust office, as custodian for The Depository Trust Company, which is hereby appointed Depositary for the Global Securities (the “Depositary”). The Notes shall be registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Series Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Series Trustee and the Depositary or its nominee as hereinafter provided.

Except as provided in Section 2.13 of the Indenture, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Notes. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.13 of the Base Indenture and the rules and procedures of the Depositary therefor.

Section 1.3 Amount, Authentication. The Series Trustee shall authenticate and deliver (i) on the Issue Date, $1,100,000,000 in aggregate principal amount of the Notes and (ii) from time to time after the Issue Date, additional Notes (“Additional Notes”) in such principal amounts as may be specified in a Company Order described in this Section 1.3, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.05 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the name or names of the initial Holder or Holders.

Section 1.4 Appointment of Series Trustee; Registrar and Paying Agent.

(a) Pursuant to Section 7.08 of the Base Indenture and the Fourteenth Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Series Trustee with respect to the Notes.

(b) The Company confirms the appointment of the Series Trustee as Registrar and Paying Agent with respect to the Notes pursuant to Section 2.06 of the Base Indenture.

Section 1.5 Guarantee of the Notes. In accordance with Article Ten of the Base Indenture, the Notes will be fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.

Section 1.6 Defeasance and Discharge. The Notes shall be subject to satisfaction and discharge and to both legal defeasance and covenant defeasance as contemplated by Articles Eight and Twelve of the Base Indenture.

Section 1.7 Redemption. The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(a) At any time prior to the Maturity Date, the Company shall be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to the Make-Whole Price (as defined in the Form of Note), plus accrued and unpaid interest, if any, on the Notes so redeemed to the redemption date in accordance with paragraph 4 of the Form of Note.

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.1 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

Section 2.2 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES AND THE GUARANTEES.

Section 2.3 Severability. In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4 Confirmation of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and to the extent applicable, the Company, the Subsidiary Guarantors and the Series Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Fourteenth Supplemental Indenture and this Supplemental Indenture shall be deemed to be part of the Base Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY: CHESAPEAKE ENERGY CORPORATION
By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

SIGNATURE PAGE TO SEVENTEENTH SUPPLEMENTAL INDENTURE

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC.
CHK ENERGY HOLDINGS, INC.
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.,
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.,
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
EMLP, L.L.C.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
CHESAPEAKE LOUISIANA, L.P.
By: Chesapeake Operating, Inc., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

SIGNATURE PAGE TO SEVENTEENTH SUPPLEMENTAL INDENTURE

TRUSTEE: DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE

BY: DEUTSCHE BANK NATIONAL TRUST COMPANY
By:	/s/ Linda Reale
Name:	Linda Reale
Title:	Vice President
By:	/s/ Rodney Gaughan
Name:	Rodney Gaughan
Title:	Vice President

SIGNATURE PAGE TO SEVENTEENTH SUPPLEMENTAL INDENTURE

Exhibit A

FORM OF NOTE

[FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*

_______________________________
* To be included in a Global Security

Certificate No.	CUSIP NO. 165167 CL9
$	ISIN NO. US165167CL94

5.75% Senior Notes due 2023

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to ________________, or registered assigns, the principal sum of _____________________________________ Dollars on March 15, 2023.

Interest Payment Dates: March 15 and September 15 (commencing September 15, 2013†)

Record Dates: March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated: ________________

CHESAPEAKE ENERGY CORPORATION

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture. DEUTSCHE BANK TRUST COMPANY AMERICAS As Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

Date:	By:
Authorized Signatory

______________________________
† Or such later date as is appropriate in the case of Additional Notes.

[REVERSE SIDE OF NOTE]

5.75% Senior Note due 2023

1.	Interest

Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2013‡. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2013§. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Indenture

The Company issued the Notes under an Indenture dated as of August 2, 2010 among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as supplemented by that Fourteenth Supplemental Indenture dated as of March 18, 2013 and that Seventeenth Supplemental Indenture dated as of April 1, 2013 among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as series trustee (the “Trustee”) (as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms

________________________________ ‡ Or such other date as is appropriate in the case of Additional Notes. § Or such later date as is appropriate in the case of Additional Notes.

defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Company shall be entitled to issue Additional Notes pursuant to Section 2.03 of the Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single series for all purposes under the Indenture.

4.	Make-Whole Price Redemption

At any time prior to the Maturity Date, the Company shall be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to the Make-Whole Price, plus accrued and unpaid interest, if any, on the Notes so redeemed to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Any redemption pursuant to this paragraph 4 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.02 through 3.07 of the Indenture.

For the purposes of this paragraph 4, the following terms shall have the meaning indicated:

“Make-Whole Amount” with respect to a Note means an amount equal to any excess of (i) the present value of the remaining principal, any premium, and any interest payments due on such  Note (excluding any portion of such payments of interest accrued as of the redemption date) as if such Note were redeemed on March 15, 2023, computed using a discount rate equal to the  Treasury Rate plus 50 basis points over (ii) the outstanding principal amount of such Note.

“Make-Whole Average Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and March 15, 2023.

“Make-Whole Price” means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of such Notes.

“Treasury Rate” means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on March 15, 2023; provided, however, that if the Make-Whole Average Life of such Notes is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation or extrapolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

5.	Notice of Redemption

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail (or otherwise give such notice in accordance with the Base Indenture) to each Holder of Notes to be redeemed at such Holder's registered address. If less than all of the Notes are redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Unless the Company defaults in payment of the applicable redemption price, interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment.

6.	Net Proceeds Offer

In the event of certain Sale/Leaseback Transactions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder’s Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

7.	Restrictive Covenants

The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell and lease back certain of its properties or assets and the ability of the Company or the Subsidiaries to incur encumbrances securing funded debt against certain property, all subject to certain limitations described in the Indenture.

8.	Ranking and Guarantees

The Notes are general senior unsecured obligations of the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.	Amendment, Supplement, Waiver

The amendment, supplement and waiver provisions are set forth in the Indenture. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

14.	Successor Obligor

When a successor obligor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor obligor shall be released from those obligations.

15.	Defaults and Remedies

The defaults, events of default and remedies provisions are set forth in the Indenture. An Event of Default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption or repurchase payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Company or any

Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

16.	Trustee Dealings with Company and Subsidiary Guarantors

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.	Authentication

This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company shall cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, OK 73118

Attention: Assistant Treasurer

NOTATION OF GUARANTEE

The Subsidiary Guarantors (which term includes any successor Persons under the Indenture), have fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.

The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article Ten of the Base Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

(signature page follows)

SUBSIDIARY GUARANTORS:

ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC.
CHK ENERGY HOLDINGS, INC.
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.,
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.,
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
EMLP, L.L.C.
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
CHESAPEAKE LOUISIANA, L.P.
By: Chesapeake Operating, Inc., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner

By:	________________________________________
Name:
Title:

____________________________________________________________

ASSIGNMENT FORM
To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint __________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

_______________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Signature must be guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount in principal amount: $__________________________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.